Exhibit 10.3

December 12, 2023

Holder of January 4, 2022 Warrant to Purchase Common Stock

Re:	Exchange Offer of Warrants to Purchase Common Stock and Amendment

Dear Holder:

Reliance Global Group Inc., a Florida corporation (the “Company”), is pleased to offer to you the Exchange Offer of Warrants to Purchase Common Stock and Amendment (the “Exchange Offer and Amendment”) to exchange certain Series B common stock purchase warrants of the Company issued on January 4, 2022 (as amended from time to time, the “Exchange Warrants”) currently held by Hudson Bay Master Fund Ltd. (the “Holder”, and together with the Company, the “Parties”) for shares of Common Stock (as defined in this Exchange Offer and Amendment). “Common Stock” shall mean shares of common stock of the Company, par value $0.086 per share. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement (the “Purchase Agreement”), dated as of December 22, 2021, between the Company and the purchasers signatory thereto (including Holder) pursuant to which the Company issued the Exchange Warrants.

1.	Exchange of Warrants to Purchase Common Stock.

a.	In consideration for exchanging the Exchange Warrants held by Holder (the “Warrant Exchange”), the Company hereby offers you one (1) share of Common Stock (“Exchange Shares”) for each Warrant Share underlying the Exchange Warrants being exchanged. Accordingly, for the avoidance of doubt, the Holder shall exchange the Exchange Warrants for 300,000 shares of Common Stock. Notwithstanding anything herein to the contrary, in the event that the Warrant Exchange would cause the Holder to exceed the beneficial ownership limitation in the Exchange Warrant, the Company shall only issue such number of shares of Common Stock to the Holder that would not cause the Holder to exceed the beneficial ownership limitation with the balance to be held in abeyance until written notice from the Holder that the balance (or portion thereof) may be issued in compliance with the beneficial ownership limitation. The Company agrees that the Warrant Exchange shall in no event result in the Holder beneficially owning more than the Maximum Percentage (as such term is defined in the Exchange Warrants). Within two (2) Trading Days of the date that this Exchange Offer and Amendment is executed and delivered by the Parties (the “Closing Date”), the Company shall deliver the Exchange Shares to the DTC account of the Holder via the DWAC system. The terms of the Warrant Exchange, including but not limited to the obligations to deliver the Exchange Shares, shall remain in effect as if the acceptance of this offer was a formal Notice of Exercise under the Exchange Warrants (including but not limited to any liquidated damages and compensation as provided for in the Exchange Warrants in the event of late delivery of the Exchange Shares).

b.	The Exchange Shares are being issued in a cashless exchange for the Exchange Warrants in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”) and the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Exchange Shares under Rule 144 shall be tacked on to the holding period of the Exchange Warrants. The Company agrees not to take any position contrary to this. The Company shall cause its legal counsel to issue a customary Rule 144 legal opinion letter covering the Exchange Shares on or before the Closing Date.

2.	Amendment of the Purchase Agreement and Transaction Documents. Notwithstanding anything in the Purchase Agreement, Exchange Warrants, or Transaction Documents (as defined in the Purchase Agreement) (the “Transaction Documents”) to the contrary, the Holder including but not limited to Sections 4(n), 4(o), and 9(e) of the Purchase Agreement, Holder hereby (i) waives all restrictive covenants in Purchase Agreement and Transaction Documents effective upon the Warrant Exchange and (ii) provides a waiver under Section 9(e) of the Purchase Agreement with respect to the Armistice Series B Warrant Inducement Offer to Extend Existing Warrants, a copy of which is attached hereto as Exhibit “A”.

3.	Representations and Warranties of the Company. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Exchange Offer and Amendment and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Exchange Offer and Amendment by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company or its board of directors in connection therewith. This Exchange Offer and Amendment has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. Assuming the accuracy of the representations and warranties of the Holder set forth in this Exchange Offer and Amendment, upon issuance and conveyance in accordance herewith, the conveyance by the Company of the Exchange Shares is exempt from the registration requirements of the Securities Act under Section 3(a)(9) of the Securities Act. The Company has not, nor has any person acting on its behalf, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the Warrant Exchange and the issuance of the Exchange Shares pursuant to this Exchange Offer and Amendment to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from delivering the Exchange Shares to the Holder pursuant to Section 3(a)(9) of the Securities Act, nor will the Company take any action or steps that would cause the Warrant Exchange or issuance and delivery of the Exchange Shares to be integrated with other offerings to the effect that the delivery of the Exchange Shares to the Holder would be seen not to be exempt pursuant to Section 3(a)(9) of the Securities Act. The Company has not paid or given, and has not agreed to pay or give, directly or indirectly, any commission or other remuneration for soliciting the Warrant Exchange. The Exchange Shares are being conveyed exclusively for the exchange of the Exchange Warrants and no other consideration has or will be paid for the Exchange Shares.

4.	Representations and Warranties of the Holder. The Holder has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Exchange Offer and Amendment and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Exchange Offer and Amendment by the Holder and the consummation by the Holder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder and no further action is required by the Holder in connection therewith. This Exchange Offer and Amendment has been duly executed by the Holder and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Holder enforceable against the Holder in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D.

5.	Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Exchange Shares upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Exchange Shares from time to time issuable under the terms of this Exchange Offer and Amendment on such national securities exchange or automated quotation system.

6.	Disclosure of Transaction. The Company shall, on or before 9:30 a.m., New York City time, on or prior to the first (1st) business day after the date of this Exchange Offer and Amendment, file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the 1934 Act and attaching the Exchange Offer and Amendment, to the extent they are required to be filed under the 1934 Act, that have not previously been filed with the Securities and Exchange Commission by the Company (including, without limitation, this Exchange Offer and Amendment) as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided up to such time to the Holder by the Company or any of its subsidiaries (the “Subsidiaries”) or any of their respective officers, directors, employees or agents. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated by the Exchange Offer and Amendment or as otherwise disclosed in the 8-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Holder or any of their affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make a press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in the Holder’s sole discretion), except as required by applicable law, the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise.

7.	No Third-Party Beneficiaries. This Exchange Offer and Amendment is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

8.	Joint and Several Obligations. The Company acknowledges and agrees that the obligations of the Holder under this Exchange Offer and Amendment are several and not joint with the obligations of any other holder or holders of warrants to purchase Common Stock of the Company that have been issued by the Company (each, an “Other Holder”) under any other agreement related to such warrants (“Other Warrant Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Agreement. Nothing contained in this Exchange Offer and Amendment, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Exchange Offer and Amendment and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Warrant Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Exchange Offer and Amendment, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

9.	Amendments; Waivers; No Other Amendment. No provision of this Exchange Offer and Amendment may be waived, modified, supplemented or amended. except in a written instrument signed by the Company and the Holder.

10.	Successors and Assigns. This Exchange Offer and Amendment shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Exchange Offer and Amendment or any rights or obligations hereunder without the prior written consent of the Holder (other than by merger). The Holder may assign any or all of its rights under this Exchange Offer and Amendment to any Person to whom the Holder assigns or transfers any Exchange Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Exchange Shares, by the provisions of the Transaction Documents and this Exchange Offer and Amendment that apply to the Holder.

11.	Severability. If any term, provision, covenant or restriction of this Exchange Offer and Amendment is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

12.	Interpretation. No provision of this Exchange Offer and Amendment shall be interpreted or construed against any party hereto because that party or its legal representative drafted it.

13.	Fees; Expenses; Choice of Law. Except as expressly set forth herein, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Exchange Offer and Amendment. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Exchange Shares. Section 9(a) of the Purchase Agreement shall apply to this Exchange Offer and Amendment.

14.	Counterparts. This Exchange Offer and Amendment may be executed in two or more counterparts, each of which when so executed and delivered to the other party shall be deemed an original. The executed page(s) from each original may be joined together and attached to one such original and shall thereupon constitute one and the same instrument. Such counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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Please do not hesitate to call me if you have any questions.

Sincerely yours,

RELIANCE GLOBAL GROUP INC.

By:	/s/ Ezra Beyman
Name:	Ezra Beyman
Title:	Chief Executive Officer

Accepted and Agreed to:

Name of Holder: Hudson Bay Master Fund Ltd.

Signature of Authorized Signatory of Holder: /s/ Richard Allison

Name of Authorized Signatory: Richard Allison

Title of Authorized Signatory: Authorized Signatory (Hudson Bay Capital Management LP, not individually, but solely as Investment Advisor to Hudson Bay Master Fund Ltd.)

Exchange Warrant Shares: 300,000

Exchange Shares: 300,000

DTC Instructions:

Exhibit A

(see attached)